                                                                                                      Exhibit 5.1

                                  Opinion and Consent of Dewey Ballantine LLP with respect
                                     to the legality of the securities being registered

                                                   May 27, 2003

MedImmune, Inc.
35 West Watkins Mill Road
Gaithersburg, Maryland 20878

Gentlemen:

         We have acted as counsel to MedImmune,  Inc., a Delaware  corporation (the "Company"),  in connection with the preparation and filing by the Company of a Registration  Statement on Form S-8 (the  "Registration  Statement")
under the Securities Act of 1933, as amended,  for the  registration  of 6,000,000  shares of the Company's  common stock,  $.01 par value per share (the  "Shares"),  which may be issued upon exercise of stock  options  pursuant to the Company's 1999 Stock Option Plan (the "Plan").

         We have examined and are familiar with the originals or copies,  certified or otherwise  identified to our satisfaction,  of such documents,  corporate records,  certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

         Based on the foregoing, we are of the opinion that:

         1.  The issuance of the Shares under the Plan has been lawfully and duly authorized; and

         2. When the Shares have been issued and  delivered in  accordance  with the terms of the Plan,  the Shares will be legally issued, fully paid and nonassesable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the  Registration  Statement.  In giving such consent,  we do not thereby  admit that we come within the category of person whose consent is required  under
Section 7 of the  Securities Act of 1933, as amended,  or the rules and  regulations of the Securities and Exchange
Commission thereunder.

                                            Very truly yours,

                                            /s/ DEWEY BALLANTINE LLP